                              RETIREMENT AGREEMENT

          This RETIREMENT AGREEMENT (the "Agreement") is entered into as of the date signed by the second party hereto between CLINT D. BROOKS (the "Employee"), and International Flavors & Fragrances Inc., a New York corporation (the
"Company").

                                   WITNESSETH

          WHEREAS, the Employee is employed by Company as Senior Vice President,
Research & Development; and

          WHEREAS, the Company and the Employee have agreed that the Employee shall retire from the Company on April 1, 2007 (the "Retirement Date"); and

          WHEREAS, the Employee and the Company now desire to enter into an agreement concerning the duties and responsibilities of the Employee from the date hereof until the Retirement Date and in respect of the Employee's severance from the Company as hereinafter set forth,

          NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the Employee and the Company agree as follows:

          1. CONTINUATION OF EMPLOYMENT; DUTIES. Until the Retirement Date, the
Employee shall remain a full-time employee of the Company. Effective December 1,
2006 the employee shall resign as a director and/or officer of the Company and all entities controlled directly or indirectly by the Company (together with the
Company, the "Company Group") of which he has served as a director and /or officer. The Employee shall provide transitional assistance, as required from time to time, to those employees of the Company assuming the responsibilities previously held by the Employee. This shall include among other things, preparation of employee reviews. This assistance shall continue until the
Retirement Date.

          2. TERMINATION OF EMPLOYMENT RELATIONSHIP; RESIGNATION OFFICERSHIPS
AND DIRECTORSHIPS. On the Retirement Date the Employee's employment with all members of the Company Group shall terminate.

          3. CONSIDERATION TO THE EMPLOYEE. The Company shall make the following payments and provide the following

additional benefits and consideration to the Employee, subject to Section 6 hereof:

          (a) SALARY AND BENEFITS THROUGH THE RETIREMENT DATE. Through and
including the Retirement Date, the Employee shall continue to be paid his current base salary of $31,583.33 per month ($379,000. per year), and shall continue to be entitled to all of the benefits that he currently enjoys.

          (b) INCENTIVE COMPENSATION. The Employee shall be entitled to the same annual incentive compensation award in respect of 2006 under the Company's
Annual Incentive Plan ("AIP"), promulgated under the Company's Stock Award and
Incentive Plan ("SAIP"), that is paid to others with the same target award and pre-established performance objectives as the Employee, subject to adjustment based on performance, but in any event not less than 50%, at the sole discretion of the Compensation Committee with the advice of the CEO. The 2006 AIP shall be paid to the Employee in early 2007 at the same time as incentive compensation awards under the AIP are paid to employees of the Company generally. The
Employee shall also be entitled to receive the full amount of any award that is paid to others with the same target award as the Employee in respect of Cycle IV
(2004 - 2006) under the Company's Long-Term Incentive Plan ("LTIP") under the
SAIP, 66% of any award that is paid to others with the same target award as the
Employee in respect of Cycle V (2005 - 2007), and 33% of any award that is paid to others with the same target award as the Employee in respect of Cycle VI
(2006 - 2008) under the LTIP. The Employee acknowledges that, in accordance with the preceding sentence, the amounts that he would be paid were the target award levels attained for Cycle IV, Cycle V and Cycle VI of the LTIP would be
$219,600, $151,600 and $75,800 respectively. Any earned Cycle IV, Cycle V and
Cycle VI awards under the LTIP shall be paid to the Employee in early 2007,
2008, and 2009 at the same times as awards under such cycles of the LTIP are paid to other participants in such LTIP cycles. The Employee shall not be entitled to any other incentive compensation, whether under the AIP, LTIP or any other plans or programs, in respect of any other year.

          EQUITY COMPENSATION. Except as provided herein, the exercisability, lapsing and forfeiture of the Employee's stock options and restricted stock units shall be governed by the provisions of various Stock Option Agreements between the Employee and the Company. In respect of Performance Restricted

Stock Units granted in 2004 these units, to the extent earned, will be accelerated to vest on March 31, 2007. In respect of 5000 Restricted Stock Units granted in 2005, 2000 units will be accelerated to vest on March 31, 2007 and
3000 units shall be forfeited. In respect of 2,370 Performance Restricted Stock
Units granted in 2005, 1,580 units will be accelerated to vest on March 31, 2007 and 790 will be forfeited. In respect of all Restricted Stock Units and Stock
Settled Appreciation Rights granted as part of the Equity Choice Program in
2006, all Restricted Stock Units and Stock Settled Appreciation Rights will be forfeited.

          (c) PENSION AND OTHER BENEFITS. The Employee shall be vested in the benefits that he has accrued as of the Retirement Date under the Company's
Pension Plan, including its Supplemental Pension Plan, in accordance with such
Plan. He shall also be vested in the benefits that he has accrued under the
Company's Retirement Income Fund Plan (including the Company's Supplemental
Retirement Income Plan) and the Company's Deferred Compensation Plan, subject to any forfeitures or other requirements of such plans, all in accordance with such
Plans.

          (d) COMPANY CAR. On the Retirement Date, the Employee shall have the choice of either purchasing the automobile currently being provided to the
Employee by the Company, or returning it to the Company. Whether purchase or return, such transaction shall be conducted in accordance with Company policy and instructions.

          (e) FUNDING OF BENEFITS UNDER THIS AGREEMENT. The Company's
obligations under this section 3 shall be added to those covered by the RABBI
Trust evidenced by the trust Agreement dated October 4, 2000 between IFF and
First Union National Bank, as Trustee (or any successor RABBI Trust) and to the extent that any Company obligations are funded under the RABBI Trust, the
Company's obligations under this Agreement should so be funded.

          4. NONSOLICITATION. The Employee agrees that he shall not solicit, induce, or attempt to influence any individual who is an employee of the Company
Group to terminate his or her employment relationship with the Company Group, or to become employed by him or his affiliates or any person by which he is employed, or interfere in any other way with the employment, or other relationship, of the Company Group and any

employee thereof for a period of two years from the Retirement Date.

          5. ENTIRE CONSIDERATION. The Employee understands and agrees that the payments and benefits provided for in this Agreement are the only payments and benefits to which he is entitled relating to his employment and/or in connection with the termination of his employment with the Company, and are being provided to him in consideration for his signing of the Agreement and the "Release," as defined in Section 6, which consideration he agrees is adequate and satisfactory to him.

          6. RELEASE. As a condition to the Employee's entitlement to the compensation, payments and benefits provided for in Sections 1 and 3 hereof, the
Employee shall have executed and delivered to the Company a release in the form attached hereto as Schedule I (the "Release"), and such Release shall have become irrevocable. If the Employee exercises his right to revoke the Release in accordance with the terms thereof, then this Agreement shall become null and void ab initio.

          7. NON-DISPARAGEMENT. Each of the Employee and the Company agrees that at no time will either the Employee or any officer, director, employee or other representative of the Company in any way denigrate, demean or otherwise say or do anything, whether in or oral discussions or in writing, that would cause any third party, including but not limited to suppliers, customers and competitors of the Company, to lower its perception about the integrity, public or private image, professional competence, or quality of products or service, of the other or, in the case of the Company, of any officer, director, employee or other representative of the Company. If the Company is asked by a prospective employer for a reference with respect to a new position for which the Employee is being considered, without the Employee's prior written consent the Company will do no more than confirm the Employee's dates of employment and salary history.

          8. COOPERATION AND ASSISTANCE. The Employee acknowledges that he may have historical information or knowledge that may be useful to the Company in connection with current or future legal, regulatory or administrative proceedings. The employee will cooperate with the Company in the defense or prosecution of any such claims that relate to events or occurrences that transpired during the employee's employment with the Company. The Employee's cooperation in connection with such claims or actions shall include being reasonably available,

subject to his other business and personal commitments, to meet counsel to prepare for discovery or trial and to testify truthfully as a witness when reasonably requested by the Company at reasonable times and with reasonable advance notice to the Employee. The Company shall reimburse the Employee for any out-of-pocket expenses including the reasonable fees of the Employee's personal attorney, which he incurs in connection with such cooperation.

          9. RETURN OF PROPERTY. Except as otherwise provided, the Employee expressly agrees that, on December 1, 2006, he will return to the Company all property of the Company Group including, but not limited to, any and all files, computers, computer equipment and software and diskettes, documents, papers, records, accords, notes, agenda, memoranda, plans calendars and other books and records of any kind and nature whatsoever containing information concerning the
Company Group or their customers or operations. The Employee affirms that he will not retain copies of any such property or other materials. Notwithstanding the foregoing, the Employee shall not be required to return his rolodexes, personal diaries and correspondence.

          10. NON-DISCLOSURE. Under the employee's Security Agreement with the
Company, a copy of which is attached to this agreement as Schedule II, and under applicable trade secret law, the Employee is obliged to keep in confidence all trade secrets and proprietary and confidential information of the Company Group, whether patentable or not which he learned or of which he became aware or informed during his employment by the Company (except to the extent disclosure is or may be required by a statute, by a court of law, by any governmental agency having supervisor authority over the business of the Company or by an administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information), and not to directly or indirectly publish, disclose, market or use, or authorize, advise, hire, counsel or otherwise procure any other person or entity, directly or indirectly, to publish, disclose, market or use, any such information. Both under such Security Agreement and under applicable law, such obligations continue not only while the Employee is employed by the Company, but after cessation of that employment. In amplification and not in limitation of the foregoing, the Employee acknowledges that during his employment with the
Company, he has or may have acquired proprietary and confidential knowledge and information of the Company Group, including but not limited to, fragrance and flavor formulae, secret processes and products, qualities and grades of flavor and fragrance ingredients and raw materials, including but not limited to aroma chemicals, perfumery and flavor and fragrance compounding "know-how" and other technical data belonging to or relating to the Company Group, and the identity of customers and suppliers of the Company Group and the quantities of products ordered by or from and the prices paid by or to those customers and suppliers. In addition, the Employee has also acquired similar confidential knowledge and information related to the Company's research and development priorities and efforts. The Employee agrees to abide by the terms and conditions of the Security Agreement and of this Section 10.

          11. TAX AND WITHHOLDING. Any Federal, State and/or local income, personal property, franchise, excise or other taxes owed by the Employee as a result of the payments or benefits provided under the terms of this agreement shall be the sole responsibility and obligation of the Employee. The parties hereto agree and acknowledge that the Company shall withhold from any payments made or benefits provided to the Employee any and all amounts that are necessary to enable the Company to satisfy any withholding or other tax obligation that arises in connection with such payments or benefits, and the Company shall report any such amounts that it determines are compensation income on a Form
W-2.

          12. NO ORAL MODIFICATION. This Agreement may not be changed orally and no modification, amendment or waiver of any provision contained in this
Agreement, or any future representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon any party hereto unless made in writing and signed by such party.

          13. RESOLUTION OF DISPUTES. Any disputes under or in connection with this Agreement shall, at the election of either party, be resolved by arbitration, to be held in New York, New York in accordance with the rules and procedures of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Each party shall bear its own costs, including but not limited to attorneys' fees, of the arbitration or of any litigation arising out of this
Agreement. Pending the resolution of any arbitration or litigation, the Company shall continue payment of all amounts due the Employee under this Agreement and all benefits to which the Employee is entitled at the time the dispute arises.

          14. SEVERABILITY. In the event that any provision of this Agreement or the application thereof should be held to be void, voidable, unlawful or, for any reason, unenforceable, the remaining portion and application shall remain in full force and effect, and to that end the provisions of this Agreement are declared to be severable.

          15. GOVERNING LAW. This Agreement is made and entered into, and shall be subject to, governed by, and interpreted in accordance with the laws of the
State of New York and shall be fully enforceable in the courts of that state, without regard to principles of conflict of laws.

          16. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, administrators, representatives, executors, successors and assigns, including but not limited to (i) with respect to the Company, any entity with which the
Company may merge or consolidate or to which the Company may sell all or substantially all of its assets, and (ii) with respect to the Employee, his executors, administrators, heirs and legal representatives.

          17. NOTICES. All notices required pursuant to this Agreement shall be in writing and shall be deemed given if mailed, postage prepaid, or if delivered by fax or by hand, to a party at the address set forth below:

          If to the Employee:

          Dr. Clint D. Brooks
          4 Grand Pointe Way
          Sea Bright, NJ 07760

          If to the Company:

          International Flavors & Fragrances Inc.
          521 West 57th Street
          New York, New York 10019

          Attention:  Corporate Secretary

Any change in address by either party shall be effective when notified to the other party as aforesaid.

          18. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the effect of a signed original.

          19. ACKNOWLEDGEMENT OF KNOWING AND VOLUNTARY RELEASE; REVOCATION
RIGHT. The Employee certifies that he has read the terms of this Agreement. The execution hereof by the Employee shall indicate that this Agreement conforms to the Employee's understandings and is acceptable to him as a final agreement. It is further understood and agreed that the Employee has had the opportunity to consult with counsel of his choice, that he has in fact consulted with his own counsel with respect to this Agreement and that he has been given a reasonable and sufficient period of time of not less than 21 days in which to consider and return this Agreement. In addition, through notice as indicated above, the
Employee may revoke this Agreement within 7 days of submitting it.

          WHEREFORE, intending to be legally bound, the parties have agreed to the aforesaid terms and indicate their agreement by signing below.

CLINT D. BROOKS

/s/ Clint D. Brooks                                     11/30/06
----------------------------------------                  Date
Clint D. Brooks

INTERNATIONAL/FLAVORS & FRAGRANCES INC.

By: /s/ Steven J. Heaslip                               11/30/06
    ------------------------------------                  Date
    Steven J. Heaslip
    Senior/Vice President
    Global Human Resources

                             IFF SECURITY AGREEMENT

             INTERNATIONAL FLAVORS & FRAGRANCES, INC. 521 WEST 57TH
                           STREET, NEW YORK, NY 10019

In consideration of my employment by IFF or any of its subsidiaries (herein together called IFF), I hereby agree as follows:

1. I acknowledge that in the course of my employment by IFF, I may have access to, acquire or gain confidential knowledge or information (I) with respect to formulae, secret processes, plans, devices, products, computer programs and other intangible property, know-how and other data belonging or relating to IFF or belonging to a customer or supplier of IFF, or (ii) with respect to the identity of customers of IFF. and the identity of products and the quantity and prices of the same ordered by such customers. I acknowledge that all such information is the sole property of IFF or its customer or supplier, and I shall treat it as set forth below.

2. I shall keep confidential all such knowledge or information described above and shall not divulge it to others nor use it for my own private purposes or personal gain, without the express written consent of IFF. This obligation on my part shall continue during and after the period of my employment by IFF.

3. Upon termination of my employment, or at any time IFF may request, I shall deliver to IFF all notes, memoranda, formulae, records, files or other papers, tapes, discs or programs, and copies thereof, in my custody relating to any such knowledge or information described above to which I have had access or which I may have developed during the term of my employment.

4. I shall not, without the prior written permission of IFF, after leaving the employ of IFF for any reason, work for others, or for my own account, on any of the secret processes, formulae or programs on which I have worked or to which I have had access while in the employ of IFF.

5. Any invention, formula, process, product, program, idea, discovery and improvement conceived or developed by me within the period of my employment, relating to any activity engaged in by IFF, shall be the sole and exclusive property of IFF and I shall promptly communicate

to IFF full information with respect to any of the foregoing conceived or developed by me. I shall execute and deliver all documents and do all other things as shall be deemed by IFF to be necessary and proper to effect the assignment to IFF of the sole and exclusive right, title, and interest in and to all such inventions, formulae, processes, products, programs, ideas, discoveries, and improvements and patent applications and patents thereon.

6. I understand and agree that IFF has no interest in and will not accept divulgence to it of any confidential knowledge or information which is the property of any previous employer or other third party. Notwithstanding any other paragraph of this agreement, I shall not communicate any such confidential knowledge or information to IFF nor use the same during the course of my employment.

9/27/00                                 /S/ Clint D. Brooks
date                                    ----------------------------------------
                                        signature

                              Schedule I - Release
                                     RELEASE

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned, Clint D. Brooks
(hereinafter referred to as "Employee"), for and in consideration of certain enhanced benefits described in the Retirement Agreement between the Employee and
International Flavors & Fragrances Inc., a New York corporation with a place of business at 521 West 57th Street, New York, New York 10019 (hereinafter referred to as "IFF Inc."), DOES HEREBY AGREE TO RELEASE and DOES HEREBY RELEASE IFF Inc.
and all of its parents, subsidiaries and affiliates and its and their respective directors, officers and employees (hereinafter referred to as "Releasees") from all "Claims", as hereinafter defined.

     As used in this Release, the term "Claims" means and includes all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights, costs, losses and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which Employee now has, or claims to have, or which Employee at any earlier time

had, or claimed to have had, or which Employee at any future time may have, or claim to have, against each or any of the Releasees as to any matters occurring or arising on or before the date this Release is executed by Employee. The
Claims Employee is releasing under this Release include, but are not limited to, rights arising out of alleged violations of any contracts, express or implied, written or oral, or any implied covenant of good faith and fair dealing, any public policy claim, and any claims for wrongful discharge, fraud, misrepresentation, infliction of emotional distress, tortious interference with contract or prospective economic advantage or any other tort, and any other claims relating to or arising out of Employee's employment with IFF Inc. or the termination thereof, and any claim for violation of any federal, state or other governmental statute, regulation or ordinance including, but not limited to, the following, each as amended to date: (1) Title VII of the Civil Rights Act of
1964, 42 U.S.C. Sections 2000e et seq. (race, color, religion, sex and national origin discrimination); (2) Section 1981 of the Civil Rights Act of 1866, 42
U.S.C. Section 1981 (race discrimination); (3) the Age Discrimination in
Employment Act, as amended by the Older Worker Benefit Protection Act, 29 U.S.C.
621 et seq. (age discrimination); (4) the Equal Pay Act of 1963, 29 U.S.C.
Section 206 (equal pay); (5) Executive Order 11246 (race, color, religion,

sex and national origin discrimination); (6) Executive Order 11141 (age discrimination); (7) Section 503 of the Rehabilitation Act of 1973, 29 U.S.C.
Sections 701 et seq. (handicap discrimination); (8) the Americans With
Disabilities Act, 42 U.S.C. Sections 12101 et seq.;(9) the Employee Retirement
Income Security Act of 1974, 29 U.S.C. Sections 1001 et seq. (retirement matters); (10) the Sarbanes-Oxley Act of 2002, 15 U.S.C. Sections 7201; and (11)
any applicable New York, New Jersey or other statute or foreign statute, regulation, ordinance (including without limitation the NJ Law against
Discrimination, NJSA 10:5-1 et seq.; NJ Conscientious Employee Protection Act,
NJSA 34:19-1 et seq.; NJ Family Leave Act, NJSA 34:11B-1 et seq.; NJ Equal Pay
Act NJSA 34:11-56.1 et seq.; NY Human Rights Law, NY Exec. Law 290 et. seq.; NY
Equal Rights Law, NY Civil Rights Law 40-c et seq.; NY Whistleblower Protection
Law, NY Labor Law 740 et seq.; NY Family Leave Law, NY Labor Law 201-c et seq.;
and the NY Equal Pay Law, NY Labor Law 194) or case law relating to employment terminations including wrongful termination.

     Employee hereby represents that he has been given a period of twenty-one
(21) days to review and consider this Release before signing it. Employee further understands that he may use none or as much of this 21 day period as he wishes prior to signing.

     Employee is advised that he has the right to and should consult with an attorney before signing this Release. Employee understands that whether or not to do so is the Employee's decision. Employee has exercised his right to consult with an attorney to the extent, if any, that he desired.

     Nothing herein shall waive or be construed as waiving any Claims of the
Employee for workers' compensation or state unemployment benefits, or Claims which may arise after the execution hereof by the Employee, or Claims to be paid pursuant to Company benefit or welfare plans under which you may have vested or deferred vested benefits.

     Employee may revoke this Release within seven (7) days after he/she signs
it. Revocation can be made by delivering a written notice of revocation to
Dennis Meany, IFF Inc., 521 West 57th Street, New York, New York 10019. For such revocation to be effective, Dennis Meany must receive written notice not later than the close of business on the seventh day after the day on which Employee executes this Release. If Employee revokes this Release, it shall not be effective and shall be null and void.

     EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS RELEASE, UNDERSTANDS IT AND IS
VOLUNTARILY EXECUTING IT.

     (PLEASE READ THIS RELEASE CAREFULLY. IT COVERS ALL KNOWN AND UNKNOWN
CLAIMS.)

     Executed at New York, New York, on 11/30/2006.

Signature of Witness: Print Name of Witness Address of Witness:

                                        /s/ Clint D. Brooks
                                        ----------------------------------------
                                        Clint D. Brooks

                                        /s/ Steven J. Heaslip
                                        ----------------------------------------
                                        Steven J. Heaslip

Signature of Witness: Print Name of Witness Address of Witness:

                                        /s/ Clint D. Brooks
                                        ----------------------------------------
                                        Clint D. Brooks

                                        /s/ Steven J. Heaslip
                                        ----------------------------------------
                                        Steven J. Heaslip